Exhibit 99.1

Avalara Announces Second Quarter 2022 Financial Results

Company Cancels Earnings Call in Light of Transaction with Vista Equity Partners

Second Quarter Total Revenue of $208.6 Million

Total Revenue Growth of 23% From Second Quarter 2021

SEATTLE – August 8, 2022 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its second quarter ended June 30, 2022.

“We posted a solid second quarter delivering year-over-year total revenue growth of 23%, in line with our guidance and we outperformed on our operating income guidance.  We remain focused on delivering on the 2025 growth and profitability targets that we laid out at our recent Investor Day,” said Scott McFarlane, Avalara co-founder and chief executive officer. “Despite ongoing macro uncertainties, we believe Avalara is a durable, diversified, and resilient business, and that we are in the early days of addressing a huge market to automate compliance for businesses of all sizes.”

Second Quarter 2022 Financial Results

•

Revenue: Total revenue was $208.6 million in the second quarter of 2022, up 23% from $169.1 million in the second quarter of 2021. Subscription and returns revenue was $189.8 million, up 24% from $152.4 million in the same period last year. Professional services revenue was $18.8 million, up 13% from $16.6 million in the same period last year.

•

Gross Profit: GAAP gross profit was $146.5 million in the second quarter of 2022, representing a 70% gross margin, compared to a GAAP gross profit of $119.8 million and a 71% gross margin in the second quarter of 2021. Non-GAAP gross profit was $155.6 million, representing a 75% non-GAAP gross margin, compared to a non-GAAP gross profit of $125.2 million and a 74% non-GAAP gross margin in the second quarter of 2021.

•

Operating Loss: GAAP operating loss was $56.0 million in the second quarter of 2022, compared to a GAAP operating loss of $30.2 million in the second quarter of 2021. Non-GAAP operating loss was $2.0 million in the second quarter of 2022, compared to non-GAAP operating income of $2.6 million in the second quarter of 2021.

•

Net Loss: GAAP net loss was $55.8 million in the second quarter of 2022, compared to a GAAP net loss of $31.0 million in the second quarter of 2021. Non-GAAP net loss was $1.9 million in the second quarter of 2022, compared to non-GAAP net income of $1.8 million in the second quarter of 2021.

•

Net Loss per Share: GAAP basic and diluted net loss per share was $0.63 based on 88.0 million weighted-average shares outstanding in the second quarter of 2022, compared to a GAAP basic and diluted net loss per share of $0.36 based on 86.1 million weighted-average shares outstanding in the second quarter of 2021. Non-GAAP diluted net loss per share was $0.02 based on 88.0 million weighted-average shares outstanding in the second quarter of 2022, compared to a non-GAAP diluted net income per share of $0.02 based on 89.5 million diluted weighted-average shares outstanding in the second quarter of 2021.

•

Deferred Revenue: Total deferred revenue was $307.7 million at June 30, 2022, up from $283.0 million at December 31, 2021. The current portion of deferred revenue was $306.8 million at June 30, 2022, up from $280.8 million at December 31, 2021.

•

Cash: Net cash provided by operating activities was $6.2 million in the second quarter of 2022, compared to $25.6 million in the second quarter of 2021. Free cash flow was essentially zero in the second quarter of 2022, compared to $20.2 million in the second quarter of 2021. Cash and cash equivalents totaled $1.5 billion at June 30, 2022, compared to $1.5 billion at December 31, 2021.
•	Calculated Billings: Calculated billings were $212.4 million in the second quarter of 2022, compared to calculated billings of $181.0 million in the second quarter of 2021.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Second Quarter 2022 and Recent Operating Highlights

•

Key Metrics: We ended the second quarter of 2022 with approximately 20,110 core customers, up from approximately 19,160 core customers at the end of the previous quarter and approximately 16,570 in the second quarter of 2021, representing a 21% increase year-over-year. Our net revenue retention rate was 113% in the second quarter of 2022 and has averaged 115% over the last four quarters.

•

We announced the appointment of human resources leader Ee Lyn Khoo as our new chief people officer.  She has held human resource leadership roles at global companies, including Amazon and General Mills. Her responsibilities include overseeing all global people and culture-related initiatives, including human resources; talent management and acquisition; diversity and inclusion; learning and development; total rewards including compensation and benefits; and organizational development.

Second Quarter 2022 and Recent Product Highlights

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We announced Avalara Exemption Certificate Management Pro, a new product that helps small-to-medium businesses (SMBs) simplify exemption certificate collection and compliance management. This new solution leverages AI and optical character recognition (OCR), expanding Avalara's existing exemption certificate management offerings for certificate review and validation. Avalara Exemption Certificate Management (ECM) Pro is a new solution that helps businesses automate the creation, collection, completion, usage, and storage of exemption certificates and other sales tax compliance documents.

•

We announced the availability of Avalara Transfer Pricing Reports for Accountants. This new solution, designed for use by transfer pricing experts and nonexperts working in firms of all sizes, delivers the automation to grow a global tax compliance service, providing U.S. and OECD transfer pricing reports to clients as needed for audit defense. Transfer Pricing Reports for Accountants automates the transfer pricing documentation process for any firm, supplying control and visibility, while enabling firms with or without in-house transfer pricing expertise to prepare transfer pricing reports for their clients in three simple steps: data collection, documentation review, and report generation.

Transaction with Vista Equity Partners

•

In a separate press release issued today, we announced our entry into a definitive agreement to be acquired by Vista Equity Partners. A copy of the press release can be found on the investor relations page of Avalara’s website at investor.avalara.com.

Given the announced transaction, Avalara will not host an earnings conference call or provide financial guidance in conjunction with this earnings release.  We also will not participate in previously scheduled conferences including the Canaccord Genuity Growth Conference and the Goldman Sachs Communacopia and Technology Conference.  For further detail and discussion of Avalara’s financial performance please refer to Avalara’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which will be filed later today with the SEC.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among others, statements about expected growth opportunities. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our amended Annual Report on Form 10-K/A for the year ended December 31, 2021, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic net income (loss) per share, non-GAAP diluted net income (loss) per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense, respectively, before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

•

We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.
•

We calculate non-GAAP operating income (loss) as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net income (loss) as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•	We calculate non-GAAP basic net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding.
•

We calculate non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes weighted average shares outstanding plus the dilutive effect, if any, of outstanding common stock equivalents.

•	We define free cash flow as net cash provided by (used in) operating activities less cash used for the purchases of property and equipment and capitalized software development costs.
•

We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period, excluding the acquisition date impact of deferred revenue and contract liabilities assumed in a business combination. Because we generally recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as when comparing our financial results to those of other companies.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe our core customer count is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the previous 12 months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers that subscribe to our solutions through our international subsidiaries and certain legacy and acquired billing systems that have not yet been integrated into our primary U.S. billing systems (e.g., recent acquisitions and our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes that do not meet the revenue threshold to be considered a core customer. Many of these customers are in the emerging and small business segment of the marketplace, which represents strategic value and a growth opportunity for us. Customers who do not meet the revenue threshold to be considered a core customer provide us with market share and awareness, and we anticipate that some may grow into core customers. In addition, we have numerous enterprise-level customers that only utilize our services for small segments of their business, providing opportunities over time for us to extend our relationship and make them core customers.

In addition to customers with whom we have a direct relationship, some of our customers are business application publishers (including ecommerce platforms) that include automated tax determination powered by Avalara. While those platform providers may be core customers to Avalara, their end-user customers generally are not.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total subscription and returns revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total subscription and returns revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy and acquired billing systems that have not been integrated into our primary U.S. billing systems.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended June 30,
	2022	2021 (1)
Revenue:
Subscription and returns	$189,764	$152,442
Professional services	18,829	16,625
Total revenue	208,593	169,067
Cost of revenue:
Subscription and returns	51,036	41,477
Professional services	11,036	7,836
Total cost of revenue (2)	62,072	49,313
Gross profit	146,521	119,754
Operating expenses:
Research and development (2)	56,647	41,234
Sales and marketing (2)	101,242	72,651
General and administrative (2)	44,592	36,113
Total operating expenses	202,481	149,998
Operating loss	(55,960)	(30,244)
Other income (expense):
Fair value changes in earnout liabilities	117	(1,181)
Interest income	1,859	23
Interest expense	(1,497)	—
Other income (expense), net	528	220
Total other income (expense), net	1,007	(938)
Loss before income taxes	(54,953)	(31,182)
(Provision for) benefit from income taxes	(895)	148
Net loss	$(55,848)	$(31,034)

Net loss per share attributable to common shareholders, basic and diluted	$(0.63)	$(0.36)
Weighted average shares of common stock outstanding, basic and diluted	87,989	86,090

	For the Three Months Ended June 30,
(2) The stock-based compensation expense included above was as follows:	2022	2021 (1)
Cost of revenue	$6,200	$3,082
Research and development	14,641	7,192
Sales and marketing	11,905	5,955
General and administrative	13,954	10,390
Total stock-based compensation	$46,700	$26,619

The amortization of acquired intangibles included above was as follows:
Cost of revenue	$2,851	$2,394
Research and development	—	—
Sales and marketing	3,603	2,905
General and administrative	839	894
Total amortization of acquired intangibles	$7,293	$6,193

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s 2021 Form 10-K/A.

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Six Months Ended June 30,
	2022	2021 (1)
Revenue:
Subscription and returns	$376,630	$291,760
Professional services	36,493	30,908
Total revenue	413,123	322,668
Cost of revenue:
Subscription and returns	101,113	79,510
Professional services	21,085	14,299
Total cost of revenue (2)	122,198	93,809
Gross profit	290,925	228,859
Operating expenses:
Research and development (2)	107,499	80,508
Sales and marketing (2)	187,689	136,744
General and administrative (2)	86,786	67,312
Total operating expenses	381,974	284,564
Operating loss	(91,049)	(55,705)
Other income (expense):
Fair value changes in earnout liabilities	4,118	(2,531)
Interest income	2,045	47
Interest expense	(2,993)	—
Other income (expense), net	654	(704)
Total other income (expense), net	3,824	(3,188)
Loss before income taxes	(87,225)	(58,893)
Provision for income taxes	(1,180)	(2,209)
Net loss	$(88,405)	$(61,102)

Net loss per share attributable to common shareholders, basic and diluted	$(1.01)	$(0.71)
Weighted average shares of common stock outstanding, basic and diluted	87,728	85,765

	For the Six Months Ended June 30,
(2) The stock-based compensation expense included above was as follows:	2022	2021 (1)
Cost of revenue	$9,959	$5,114
Research and development	24,104	12,596
Sales and marketing	18,616	10,010
General and administrative	26,671	17,756
Total stock-based compensation	$79,350	$45,476
The amortization of acquired intangibles included above was as follows:
Cost of revenue	$5,496	$4,414
Research and development	—	—
Sales and marketing	7,209	4,445
General and administrative	1,693	1,755
Total amortization of acquired intangibles	$14,398	$10,614

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s 2021 Form 10-K/A.

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2022	2021 (1)
Assets
Current assets:
Cash and cash equivalents	$1,460,594	$1,514,064
Restricted cash	—	37,700
Trade accounts receivable—net of allowance for doubtful accounts	115,523	114,248
Deferred commissions	18,629	16,364
Prepaid expenses and other current assets	43,244	29,267
Total current assets before customer fund assets	1,637,990	1,711,643
Funds held from customers	72,957	62,509
Receivable from customers—net of allowance for doubtful accounts	1,889	1,472
Total current assets	1,712,836	1,775,624
Noncurrent assets:
Deferred commissions	56,946	52,155
Operating lease right-of-use assets—net	44,874	44,385
Property and equipment—net	52,765	46,464
Intangible assets—net	86,986	96,818
Goodwill	677,496	672,381
Other noncurrent assets	12,565	10,704
Total assets	$2,644,468	$2,698,531

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$19,188	$16,683
Accrued expenses	80,897	109,792
Deferred revenue	306,834	280,816
Accrued purchase price related to acquisitions	5,597	51,476
Accrued earnout liabilities	38,135	33,151
Operating lease liabilities	12,076	11,453
Total current liabilities before customer fund obligations	462,727	503,371
Customer fund obligations	75,399	64,302
Total current liabilities	538,126	567,673
Noncurrent liabilities:
Convertible senior notes—net	963,029	961,259
Deferred revenue	859	2,139
Accrued purchase price related to acquisitions	6,720	7,988
Accrued earnout liabilities	59,424	81,485
Operating lease liabilities	43,620	45,614
Deferred tax liability	5,863	5,158
Other noncurrent liabilities	487	761
Total liabilities	1,618,128	1,672,077
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	1,825,991	1,732,742
Accumulated other comprehensive loss	(8,386)	(3,428)
Accumulated deficit	(791,274)	(702,869)
Total shareholders’ equity	1,026,340	1,026,454
Total liabilities and shareholders' equity	$2,644,468	$2,698,531

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s 2021 Form 10-K/A.

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended June 30,
	2022	2021 (1)
Cash flows from operating activities:
Net loss	$(55,848)	$(31,034)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	46,700	26,619
Depreciation and amortization	11,594	9,030
Amortization of debt issuance costs	886	—
Impairment of capitalized cloud computing costs	136	—
Deferred income tax expense	435	251
Non-cash operating lease costs	2,618	2,533
Fair value changes in earnout liabilities	(117)	1,181
Bad debt expense	788	394
Other	404	267
Changes in operating assets and liabilities:
Trade accounts receivable	(2,683)	6,283
Prepaid expenses and other current assets	(4,150)	(1,377)
Deferred commissions	(4,808)	(7,413)
Other noncurrent assets	(1,873)	(2,138)
Trade payables	463	(995)
Accrued expenses	10,924	12,102
Deferred revenue	3,955	12,978
Operating lease liabilities	(3,220)	(3,131)
Net cash provided by operating activities	6,204	25,550
Cash flows from investing activities:
Purchase of property and equipment	(962)	(1,704)
Capitalized software development costs	(5,274)	(3,642)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	(11,713)	(21,842)
Cash paid for acquired intangible assets	—	(1,500)
Proceeds from maturity of customer fund available-for-sale securities	73	—
Net cash used in investing activities	(17,876)	(28,688)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,816	4,668
Acquisition-related post-closing payments	(48,736)	(18,850)
Payments related to asset acquisition earnouts	(43)	—
Payments on financed asset purchases	(64)	—
Net increase (decrease) in customer fund obligations	9,031	(703)
Net cash used in financing activities	(37,996)	(14,885)
Foreign currency effect	(617)	(428)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(50,285)	(18,451)
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	1,583,553	741,313
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$1,533,268	$722,862
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$1,460,594	$639,479
Restricted cash	—	37,803
Restricted cash equivalents—funds held from customers	72,674	45,580
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,533,268	$722,862

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s Form 2021 10-K/A.

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Six Months Ended June 30,
	2022	2021 (1)
Cash flows from operating activities:
Net loss	$(88,405)	$(61,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	79,350	45,476
Depreciation and amortization	22,726	16,101
Amortization of debt issuance costs	1,771	—
Impairment of capitalized cloud computing costs	136	345
Deferred income tax expense	660	2,279
Non-cash operating lease costs	5,141	4,708
Fair value changes in earnout liabilities	(4,118)	2,531
Bad debt expense	1,309	976
Other	388	(122)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,357)	(8,412)
Prepaid expenses and other current assets	(14,096)	(10,563)
Deferred commissions	(7,056)	(9,773)
Other noncurrent assets	(1,996)	(1,597)
Trade payables	2,801	(2,890)
Accrued expenses	(31,447)	(3,532)
Deferred revenue	24,610	28,819
Operating lease liabilities	(6,279)	(5,941)
Net cash used in operating activities	(16,862)	(2,697)
Cash flows from investing activities:
Purchase of property and equipment	(3,110)	(3,070)
Capitalized software development costs	(11,179)	(5,953)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	(11,713)	(24,009)
Cash paid for acquired intangible assets	—	(1,500)
Proceeds from maturity of customer fund available-for-sale securities	73	—
Net cash used in investing activities	(25,929)	(34,532)
Cash flows from financing activities:
Proceeds from exercise of stock options	4,097	10,197
Proceeds from purchases of stock under employee stock purchase plan	8,006	7,088
Acquisition-related post-closing payments	(48,736)	(20,821)
Payments related to business combination earnouts	(10,770)	—
Payments related to asset acquisition earnouts	(636)	(690)
Payments on financed asset purchases	(125)	—
Net increase in customer fund obligations	11,097	2,895
Net cash used in financing activities	(37,067)	(1,331)
Foreign currency effect	(777)	(422)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(80,635)	(38,982)
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	1,613,903	761,844
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$1,533,268	$722,862
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$1,460,594	$639,479
Restricted cash	—	37,803
Restricted cash equivalents—funds held from customers	72,674	45,580
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,533,268	$722,862

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s Form 2021 10-K/A.

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP cost of revenue	$53,021	$43,837	$106,743	$84,281
Non-GAAP gross profit	$155,572	$125,230	$306,380	$238,387
Non-GAAP gross margin	75%	74%	74%	74%
Non-GAAP research and development expense	$42,006	$34,042	$83,395	$67,912
Non-GAAP sales and marketing expense	$85,734	$63,791	$161,864	$122,289
Non-GAAP general and administrative expense	$29,799	$24,829	$58,422	$47,801
Non-GAAP operating income (loss)	$(1,967)	$2,568	$2,699	$385
Non-GAAP net income (loss)	$(1,855)	$1,778	$5,343	$(5,012)
Non-GAAP basic net income (loss) per share	$(0.02)	$0.02	$0.06	$(0.06)
Non-GAAP diluted net income (loss) per share	$(0.02)	$0.02	$0.06	$(0.06)
Free cash flow	$(32)	$20,204	$(31,151)	$(11,720)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021 (1)	2022	2021 (1)
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$62,072	$49,313	$122,198	$93,809
Stock-based compensation expense	(6,200)	(3,082)	(9,959)	(5,114)
Amortization of acquired intangibles	(2,851)	(2,394)	(5,496)	(4,414)
Non-GAAP Cost of Revenue	$53,021	$43,837	$106,743	$84,281

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$146,521	$119,754	$290,925	$228,859
Stock-based compensation expense	6,200	3,082	9,959	5,114
Amortization of acquired intangibles	2,851	2,394	5,496	4,414
Non-GAAP Gross Profit	$155,572	$125,230	$306,380	$238,387

Reconciliation of Non-GAAP Gross Margin:
Gross margin	70%	71%	70%	71%
Stock-based compensation expense as a percentage of revenue	3%	2%	2%	2%
Amortization of acquired intangibles as a percentage of revenue	1%	1%	1%	1%
Non-GAAP Gross Margin	75%	74%	74%	74%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$56,647	$41,234	$107,499	$80,508
Stock-based compensation expense	(14,641)	(7,192)	(24,104)	(12,596)
Amortization of acquired intangibles	—	—	—	—
Non-GAAP Research and Development Expense	$42,006	$34,042	$83,395	$67,912

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$101,242	$72,651	$187,689	$136,744
Stock-based compensation expense	(11,905)	(5,955)	(18,616)	(10,010)
Amortization of acquired intangibles	(3,603)	(2,905)	(7,209)	(4,445)
Non-GAAP Sales and Marketing Expense	$85,734	$63,791	$161,864	$122,289

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$44,592	$36,113	$86,786	$67,312
Stock-based compensation expense	(13,954)	(10,390)	(26,671)	(17,756)
Amortization of acquired intangibles	(839)	(894)	(1,693)	(1,755)
Non-GAAP General and Administrative Expense	$29,799	$24,829	$58,422	$47,801

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s 2021 Form 10-K/A.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021 (1)	2022	2021 (1)
Reconciliation of Non-GAAP Operating Income (Loss):
Operating loss	$(55,960)	$(30,244)	$(91,049)	$(55,705)
Stock-based compensation expense	46,700	26,619	79,350	45,476
Amortization of acquired intangibles	7,293	6,193	14,398	10,614
Non-GAAP Operating Income (Loss)	$(1,967)	$2,568	$2,699	$385

Reconciliation of Non-GAAP Net Income (Loss):
Net loss	$(55,848)	$(31,034)	$(88,405)	$(61,102)
Stock-based compensation expense	46,700	26,619	79,350	45,476
Amortization of acquired intangibles	7,293	6,193	14,398	10,614
Non-GAAP Net Income (Loss)	$(1,855)	$1,778	$5,343	$(5,012)

Reconciliation of Non-GAAP Basic Net Income (Loss) Per Share:
Net loss per share	$(0.63)	$(0.36)	$(1.01)	$(0.71)
Stock-based compensation expense per share	0.53	0.31	0.90	0.53
Amortization of acquired intangibles per share	0.08	0.07	0.16	0.12
Non-GAAP Basic Net Income (Loss) Per Share	$(0.02)	$0.02	$0.06	$(0.06)

Reconciliation of Non-GAAP Diluted Net Income (Loss) Per Share:
Net loss per diluted share	$(0.63)	$(0.35)	$(0.99)	$(0.71)
Stock-based compensation expense per share	0.53	$0.30	0.89	0.53
Amortization of acquired intangibles per share	0.08	$0.07	0.16	0.12
Non-GAAP Diluted Net Income (Loss) Per Share (2)	$(0.02)	$0.02	$0.06	$(0.06)
Shares used in computing non-GAAP diluted net income (loss) per share	87,989	89,518	89,080	85,765

(2) For the three months ended June 30, 2022, all common stock equivalents have been excluded from the diluted share count as their effect is antidilutive. Non-GAAP diluted net income per share for the three months ended June 30, 2021, was calculated using the diluted share count which includes approximately 3.4 million dilutive shares related to employee stock options and stock-based awards. Non-GAAP diluted net income per share for the six months ended June 30, 2022, was calculated using the diluted share count which includes approximately 1.4 million dilutive shares primarily related to employee stock options. For the six months ended June 30, 2021, all common stock equivalents have been excluded from the diluted share count as their effect is antidilutive.

Free Cash Flow:
Net cash provided by (used in) operating activities	$6,204	$25,550	$(16,862)	$(2,697)
Less: Purchases of property and equipment	(962)	(1,704)	(3,110)	(3,070)
Less: Capitalized software development costs	(5,274)	(3,642)	(11,179)	(5,953)
Free Cash Flow	$(32)	$20,204	$(31,151)	$(11,720)

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s 2021 Form 10-K/A.

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021 (1)	Sep 30, 2021 (1)	Jun 30, 2021 (1)	Mar 31, 2021	Dec 31, 2020 (1)	Sep 30, 2020
Total revenue	$208,593	$204,530	$195,142	$181,167	$169,067	$153,601	$144,760	$127,879
Add:
Deferred revenue (end of period)	307,693	303,610	282,955	257,883	239,395	225,531	209,690	180,640
Contract liabilities (end of period)	643	897	6,918	8,597	11,406	12,466	10,134	7,673
Less:
Deferred revenue (beginning of period)	(303,610)	(282,955)	(257,883)	(239,395)	(225,531)	(209,690)	(180,640)	(167,719)
Contract liabilities (beginning of period)	(897)	(6,918)	(8,597)	(11,406)	(12,466)	(10,134)	(7,673)	(6,195)
Deferred revenue and contract liabilities assumed in business combinations	—	—	(747)	(430)	(886)	—	(9,194)	—
Calculated billings	$212,422	$219,164	$217,788	$196,416	$180,985	$171,774	$167,077	$142,278

(1) These quarters include reconciling adjustments to exclude the acquisition-date fair value of deferred revenue assumed in business combinations.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Number of core customers (as of end of period)	20,110	19,160	18,270	17,400	16,570	15,730	15,020	14,300
Net revenue retention rate	113%	115%	116%	116%	116%	113%	115%	116%

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551